     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 27, 2001
                                                    REGISTRATION NO. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

              ETABLISSEMENTS DELHAIZE FRERES ET CIE "LE LION" S.A.
               (Exact Name of issuer as specified in its charter)
                                DELHAIZE BROTHERS
                        AND CO. "THE LION" ESTABLISHMENT
                 (Translation of Registrant's Name into English)

          BELGIUM                                                98-0226019
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                                 RUE OSSEGHEM 53
                            B-1080 BRUSSELS, BELGIUM
                                011-32-2-412-2111
                    (Address of principal executive offices)

                                   ----------

                DELHAIZE AMERICA, INC. 2000 STOCK INCENTIVE PLAN
                      HANNAFORD SAVINGS AND INVESTMENT PLAN
            PROFIT-SHARING AND RETIREMENT PLAN OF KASH N' KARRY FOOD
                                  STORES, INC.
                            (Full Title of the Plan)

                                   ----------

                              R. WILLIAM MCCANLESS
                             DELHAIZE AMERICA, INC.
                              2110 EXECUTIVE DRIVE
                                  P.O. BOX 1330
                         SALISBURY, NORTH CAROLINA 28145
                                 (704) 633-8250
 (Name, address and telephone number, including area code, of agent for service)

                                   ----------

                            MICHAEL E. DILLARD, P.C.
                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                         1700 PACIFIC AVENUE, SUITE 1400
                               DALLAS, TEXAS 75201
                                 (214) 969-2800

                                   ----------

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                  PROPOSED MAXIMUM        PROPOSED MAXIMUM       AMOUNT OF
           TITLE OF SECURITIES               AMOUNT TO BE        OFFERING PRICE PER      AGGREGATE OFFERING     REGISTRATION
             TO BE REGISTERED                 REGISTERED               SHARE(1)               PRICE(1)             FEE(2)
----------------------------------------------------------------------------------------------------------------------------
American Depositary Shares evidenced by
American Depositary Receipts, each ADS
evidencing one ordinary share, without
nominal value                                4,800,000 ADSs            $50.718              $243,446,400         $11,558.91
============================================================================================================================

(1) Estimated solely for the purpose of calculating the per share and aggregate offering price pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), based upon the average high and low price (EUR 56.70) of ordinary shares of Etablissements Delhaize Freres et Cie
     "Le Lion" S.A. on Euronext Brussels on April 25, 2001, at the exchange rate as of April 25, 2001 of EUR 1 = USD 0.8945, as reported in published financial sources.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of $60,861.60 and reflecting an offset of $49,302.69 (for unissued shares as permitted by Rule 457(p)) out of an aggregate registration fee of $51,541.72 remitted by Delhaize America, Inc. the registrant's wholly-owned subsidiary ("DZA"), in connection with DZA's registration statement on Form S-8 filed with the Securities and Exchange Commission on September 25, 2000 (File No. 333-46500).

                             INTRODUCTORY STATEMENT

                  Etablissements Delhaize Freres et Cie "Le Lion" S.A., a societe anonyme organized under the laws of the Kingdom of Belgium (the "Registrant"), files this Registration Statement on Form S-8 (this "Registration Statement") relating to the sale of up to 4,800,000 American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs"). Each ADS represents one ordinary share, without nominal value, of the Registrant. The ADSs are deliverable upon the exercise of certain stock options and vesting of restricted stock granted under the Delhaize America, Inc. 2000 Stock Incentive Plan, the Hannaford Savings and Investment Plan and the Profit-Sharing and Retirement Plan of Kash n' Karry Food Stores, Inc. (the "Plans").


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"), the documents containing the information specified in Part I of Form S-8 will be sent to each participant in any of the Plans. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute the Section 10(a) Prospectus.

                                     PART II

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

                  The Registrant hereby incorporates herein by reference the description of the Registrant's ordinary shares and ADSs contained in the Registration Statement on Form F-4 filed by the Registrant with the Securities and Exchange Commission (the "Commission") on March 23, 2001 (Registration No. 333-13302), including any amendments thereto, the description of the Registrant's ADSs contained in the Registration Statement on Form F-6 filed by the Registrant with the Commission on March 26, 2001 (Registration No. 333-13314), and any reports filed for the purpose of updating such descriptions.

                  The Registrant hereby incorporates herein by reference the Registrant's supplement filed on April 17, 2001 pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's fiscal year ended December 31, 2000, and any reports filed for the purpose of updating such financial statements.

                  In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES.


                  Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.


                  Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Under Belgian law, the directors of a company may be liable for damages to the company in case of improper performance of their duties. The directors may be liable to the Registrant and to third parties for infringement of the articles of association or Belgian company law. Under certain circumstances, directors may be criminally liable. The Registrant maintains liability insurance for the benefit of its directors and executive officers.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.


                  Not applicable.

ITEM 8. EXHIBITS.


                  A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes the exhibits and is incorporated by reference herein.

                  The Registrant hereby undertakes that it will submit or has submitted the Hannaford Savings and Investment Plan and the Profit-Sharing and Retirement Plan of Kash n' Karry Food Stores, Inc. and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify such plans under
Section 401 of the Internal Revenue Code of 1986, as amended.


ITEM 9. UNDERTAKINGS.


                  (a) The undersigned Registrant hereby undertakes:

                         (1) To file, during any period in which offers or sales
are being made, a post effective amendment to this Registration Statement:

                             (i)    to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                         (2) that, for the purpose of determining any liability
under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                         (3) to remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brussels, Kingdom of Belgium, on April 27, 2001.



                                       ETABLISSEMENTS DELHAIZE FRERES ET
                                       CIE "LE LION" S.A.


                                       By: /s/  PIERRE-OLIVIER BECKERS
                                           -------------------------------------
                                           Pierre-Olivier Beckers
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Etablissements Delhaize Freres et Cie "Le Lion" S.A. hereby constitutes and appoints Pierre-Olivier Beckers and Jean-Claude Coppieters `t Wallant, and each of them, his true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on April 27, 2001.

         SIGNATURE                                     TITLE
         ---------                                     -----
/s/ GUI DE VAUCLEROY                      Chairman of the Board
-------------------------------------
Gui de Vaucleroy


/s/ PIERRE-OLIVIER BECKERS                President and Chief Executive Officer,
-------------------------------------     Director (Principal Executive Officer)
Pierre-Olivier Beckers


/s/ JEAN-CLAUDE COPPIETERS `T WALLANT     Chief Financial Officer (Principal
-------------------------------------     Financial and Accounting Officer)
Jean-Claude Coppieters `t Wallant

/s/ R. WILLIAM McCANLESS                  (Authorized Representative in the
-------------------------------------     United States)
  R. William McCanless


/s/ ROGER BOIN                            Director
---------------------------------------
  Roger Boin


/s/ RAYMOND-MAX BOON                      Director
-------------------------------------
Raymond-Max Boon


/s/ BARON DE COOMAN D'HERLINCKHOVE        Director
-------------------------------------
Baron de Cooman d'Herlinckhove


/s/ MARCEL DEGROOF                        Director
-------------------------------------
Marcel Degroof


-------------------------------------     Director
  Jacques Le Clercq


/s/ DIDIER SMITS                          Director
-------------------------------------
Didier Smits


-------------------------------------     Director
  Philippe Stroobant


/s/ FRANS VREYS                           Director
-------------------------------------
Frans Vreys

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Administrative Committee of the Board of Directors of Hannaford Bros. Co. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scarborough, State of Maine, on April 27, 2001.

                                      HANNAFORD SAVINGS AND INVESTMENT PLAN

                                      By: /s/  PAUL FRITZON
                                          --------------------------------------
                                          Paul Fritzon
                                          Member of the Administrative Committee
                                          of the Board of Directors of
                                          Hannaford Bros. Co.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Benefit Plan Committee of the Board of Directors of Delhaize America, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salisbury, State of North Carolina, on April 27, 2001.

                                      PROFIT-SHARING AND RETIREMENT PLAN OF
                                      KASH N' KARRY FOOD STORES, INC.

                                      By: /s/ DARRELL JOHNSON
                                          --------------------------------------
                                          Darrell Johnson
                                          Member of the Benefit Plan Committee
                                          of the Board of Directors of
                                          Delhaize America, Inc.

                                INDEX TO EXHIBITS

                  The following is a complete list of exhibits filed as part of this Registration Statement:

EXHIBIT NO.       DESCRIPTION
-----------       -----------
4.1               Articles of Association of the Registrant (English
                  translation)

4.2               Form of Deposit Agreement among the Registrant, The Bank of
                  New York and all holders from time to time of the Registrant's
                  ADRs (incorporated by reference herein to Exhibit 4.1 of the Registrant's Registration Statement on Form F-4 filed with the
                  Commission on March 23, 2001)

4.3               Delhaize America, Inc. 2000 Stock Incentive Plan

4.4               Hannaford Savings and Investment Plan

4.5               Profit-Sharing and Retirement Plan of Kash n' Karry Food
                  Stores, Inc.

23.1              Consent of Deloitte & Touche Reviseurs d'Entreprises SC sfd
                  SCRL

23.2              Consent of PricewaterhouseCoopers LLP

24.1 Power of Attorney (included on signature page of this Registration Statement)